As filed with the Securities and Exchange Commission on March 28, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXELA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	47-1347291 (I.R.S. Employer Identification No.)

Exela Technologies, Inc.
2701 East Grauwyler Road
Irving, Texas 75061
(844) 935-2832
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shrikant Sortur
Chief Financial Officer
Exela Technologies, Inc.
2701 East Grauwyler Road
Irving, Texas 75061
(844) 935-2832
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Catherine Goodall, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
(212) 373-3000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell shares of these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED           , 2022
PROSPECTUS
$500,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES
UNITS

We may offer to sell from time to time in one or more series or issuances up to $500,000,000 in aggregate total amount of our common stock, preferred stock, warrants, debt securities and/or units. This prospectus describes the general terms of our common stock, preferred stock, warrants, debt securities and units and the general manner in which such securities will be offered. We will describe the specific manner in which such securities will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement, any free writing prospectus and any term sheet or other offering materials carefully before you invest in our securities.
We may offer our securities in amounts, at prices and on terms determined at the time of the offering of our securities. Our securities may be sold directly to you or through agents, underwriters or dealers. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in the applicable prospectus supplement. For additional information on the methods of sale, refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market, or NASDAQ, under the symbol “XELA.” On March 25, 2022, the last reported sale price of our common stock on NASDAQ was $0.41 per share.

Investing in our securities involves risks. See “Risk Factors” on page of this prospectus and any other risk factors included in the applicable prospectus supplement and the documents incorporated by reference into this prospectus or the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell our securities to or through one or more agents, underwriters or dealers or directly to purchasers, on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any of our securities, the applicable prospectus supplement will set forth the names of the agent, underwriter or dealer and any applicable fees, commissions or discounts.
The date of this prospectus is           , 2022

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer to sell up to $500,000,000 in aggregate total amount of our common stock, preferred stock, warrants, debt securities and units in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of our securities, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement, or information incorporated by reference into this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in the applicable prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.” This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to offerings of our securities.
In deciding whether or not to invest in our securities, you should rely only on the information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement or free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement and free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than our securities described in such applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context requires otherwise, references in this prospectus to (i) “Exela,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to Exela Technologies, Inc. together with its consolidated subsidiaries and (ii) “securities” refer, collectively, to our common stock, preferred stock, warrants, debt securities and units offered hereby.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the information incorporated by reference into this prospectus, includes statements that are, or may be deemed, “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are intended to be covered by the safe harbor provided for under these sections. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the estimated or anticipated future results and benefits of the business combination between SourceHOV Holdings, Inc. and Novitex Holdings, Inc., future opportunities for the combined company and other statements that are not historical facts. These forward-looking statements are based on the current expectations of Exela’s management and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties regarding Exela’s businesses, and actual results may differ materially. The factors that may affect our results include, among others:
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the impact of political and economic conditions on the demand for our services;

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the impact of the COVID-19 pandemic;

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the impact of the petition for appraisal pursuant to 8 Del. C. § 262 in the Delaware Court of Chancery, captioned Manichaean Capital, LLC, et al. v. SourceHOV Holdings, Inc., C.A. No. 2017 0673 JRS;

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the impact of a data or security breach;

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the impact of competition or alternatives to our services on our business pricing and other actions by competitors;

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our ability to address technological development and change in order to keep pace with our industry and the industries of our customers;

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the impact of terrorism, natural disasters or similar events on our business;

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the effect of legislative and regulatory actions in the United States and internationally;

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the impact of operational failure due to the unavailability or failure of third-party services on which we rely; and

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the effect of intellectual property infringement.

You should consider these factors carefully in evaluating these forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. It is impossible for us to predict new events or circumstances that may arise in the future or how they may affect us, and we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from these forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus. In addition, these forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this prospectus. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this prospectus.
Refer to the section titled “Risk Factors” in this prospectus, any other risk factors set forth in the applicable prospectus supplement and in any information incorporated by reference into this prospectus or the applicable prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying these forward-looking statements, as well as any other risk factors and cautionary statements described in the documents we file from time to time with the SEC, including those discussed in our Annual Report on Form 10-K under the headings “Risk Factors,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and otherwise identified or discussed in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

ABOUT EXELA
Business Overview
Exela is a global business process automation leader, leveraging a global footprint and proprietary technology to help turn the complex into the simple through user friendly software platforms and solutions that enable our customers’ digital transformation. We have decades of expertise earned from serving more than 4,000 customers worldwide, including many of the world’s largest enterprises and over 60% of the Fortune® 100, in many mission critical environments across multiple industries, including banking, healthcare, insurance and manufacturing.
For a description of our business, financial condition and results of operations and other important information regarding us, refer to our filings with the SEC incorporated by reference into this prospectus or any applicable prospectus supplement. Refer to sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
Corporate Information
We were incorporated under the laws of the State of Delaware in July 2014. Our principal executive offices are located at 2701 East Grauwyler Road, Irving, Texas 75061, and our telephone number is (844) 935-2832. Our website address is www.exelatech.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference into, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before you invest in any of our securities, you should consider carefully all of the information set forth in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risk factors set forth under Item 1A titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 incorporated by reference into this prospectus, as may be modified or superseded from time to time by our future filings with the SEC under the Exchange Act. The risks, uncertainties and assumptions described in any document incorporated by reference into this prospectus or any applicable prospectus supplement are not the only ones we face, but are considered by us to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future business, financial condition and results of operations. The market price of our securities could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. Refer to sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
USE OF PROCEEDS
Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered hereby for the purchase or retirement of debt and/or general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, general and administrative expenses, acquisition or licensing of additional product candidates or businesses or working capital. Pending these uses, we may repay revolving credit borrowings or invest the net proceeds in short-term, interest-bearing investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government. We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds. Additional information on the use of the net proceeds from any sale of our securities offered hereby may be set forth in the applicable prospectus supplement.
DILUTION
If there is a material dilution of the purchasers’ equity interest from the sale of our securities offered hereby, we will set forth in any applicable prospectus supplement the following information regarding any such material dilution of the purchasers’ equity interests purchasing our securities offered hereby:
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the net tangible book value per share of our common stock before and after the offering;

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the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

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the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SECURITIES WE MAY OFFER
The descriptions of our securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer under this prospectus. The terms of the offering of our securities, the initial offering price and the net proceeds to us will be set forth in the applicable prospectus supplement and other offering materials relating to the offering of our securities. We will also include in the applicable prospectus supplement information, where applicable, about material U.S federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF CAPITAL STOCK
The following summary describes our capital stock and the material provisions of our second amended and restated certificate of incorporation, or our certificate of incorporation, our second amended and restated bylaws, or our bylaws, and the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and our bylaws, copies of which are on file with the SEC. Refer to section titled “Where You Can Find More Information.”
General
Our certificate of incorporation authorizes the issuance of 1,620,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of common stock, par value $0.0001 per share, or our Common Stock, and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of March 15, 2022, there were 380,139,589 shares of our Common Stock outstanding and 3,678,439 shares of preferred stock outstanding consisting of 2,778,111 Series A Perpetual Convertible Preferred Stock and 900,328 6.00% Series B Cumulative Convertible Perpetual Preferred Stock. In addition, as of March 15, 2022, there were warrants outstanding to purchase 15,565,152 shares of our Common Stock, consisting of 35,000,000 warrants to purchase one-sixth of one share of our Common Stock issued in our initial public offering in 2015 and 9,731,819 warrants to purchase one share of our Common Stock issued in a private placement transaction in March 2021.
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of our Common Stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Our stockholders are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor and will share equally on a per share basis in such dividends and distributions.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of Exela, the holders of our Common Stock are entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of preferred stock have been satisfied.
Preemptive or Other Rights
Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.
Election of Directors
The board of directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at an annual meeting of stockholders by the holders of our Common Stock.

Preferred Stock
Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting powers, full or limited, and designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, applicable to the shares of each series. The board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.
As of March 15, 2022, the outstanding shares of preferred stock, if converted, would have resulted in an additional 19,342,540 shares of our Common Stock outstanding. The terms, rights, obligations and preferences of preferred stock are set forth in the (x) Certificate of Designations, Preferences, Rights and Limitations of Series A Perpetual Convertible Preferred Stock of Exela and (y) Certificate of Designations, Preferences, Rights and Limitations of Series B Cumulative Convertible Perpetual Preferred Stock of Exela, copies of which are on file with the SEC. Refer to sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
Dividends
We have not paid any cash dividends on shares of our Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, capital requirements and general financial condition. The payment of cash dividends is within the discretion of the board of directors.
Certain Anti-Takeover Provisions of Delaware Law
Staggered board of directors
Our certificate of incorporation provides that the board of directors is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.
Special meeting of stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of the board of directors, the president or the chairman or by the secretary at the request in writing of stockholders owning a majority of the issued and outstanding capital stock entitled to vote.
Advance notice requirements for stockholder proposals and director nominations
Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to or mailed and received at Exela’s principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given or made to stockholders, a stockholder’s notice shall be timely if delivered to or mailed and received at Exela’s principal executive offices not later than the 10th day following the day on which such notice of the date of our annual meeting of stockholders was mailed or public announcement of the date of our annual meeting of stockholders was made, whichever occurs first. Exela’s bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude Exela’s stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but unissued shares
Exela’s authorized but unissued shares of Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Section 203 opt out
Pursuant to our certificate of incorporation, Exela has opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 of the Delaware General Corporation Law prevents Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an “interested stockholder”; or

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an associate of an “interested stockholder,”

for three years following the date that the stockholder became an “interested stockholder.” A “business combination” includes a merger or sale of more than 10% of our assets.
However, the above provisions of Section 203 of the Delaware General Corporation Law do not apply if:
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the board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an “interested stockholder,” the stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

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on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of Exela’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the “interested stockholder.”

Exela has opted out of the provisions of Section 203 of the Delaware General Corporation Law because it believes this statute could prohibit or delay mergers or other change in control attempts and thus may discourage attempts to acquire it.
Exclusive forum selection
Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought on behalf of Exela, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of the State of Delaware in the name of any stockholder, the stockholder bringing such action will be deemed to have consented to service of process on such stockholder’s counsel. Although Exela believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Exela’s directors and officers.
Transfer Agent
Our transfer agent for our common stock is Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004.
Listing
Our common stock is listed on NASDAQ under the symbol “XELA.”

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes certain material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under an applicable prospectus supplement may differ from the terms described below as set forth in the applicable prospectus supplement. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of our Common Stock and/or preferred stock in one or more series. We may issue warrants independently or together with our Common Stock and/or preferred stock, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase our Common Stock and/or preferred stock, the number of shares of our Common Stock and/or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be direct obligations of the Company and will be either senior or subordinated debt securities and may be either secured or unsecured. We will issue the debt securities under an indenture that we will enter into with a trustee named in the indenture. While the terms summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under an applicable prospectus supplement may differ from the terms described below as set forth in the applicable prospectus supplement. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. For purposes of this description of debt securities, references to the “Company,” “we,” “our” and “us” refer only to Exela Technologies, Inc. and not to its subsidiaries.
General
We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe:
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the title of the debt securities;

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any limit upon the aggregate principal amount of a series of debt securities which we may issue;

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the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

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the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

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the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

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the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

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any provisions regarding our right to prepay, repurchase or redeem debt securities or of holders to require us to prepay, repurchase or redeem debt securities;

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the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions and any provisions intended to prevent dilution of those conversion rights;

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any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

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any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

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the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

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the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

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any special or modified events of default or covenants with respect to the debt securities;

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any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted; and

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any other material terms of the debt securities.

The indenture will not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or other indentures, may contain provisions of that type.
We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.
If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.
Form of Debt Securities
We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.
We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.
Events of Default and Remedies
An event of default with respect to each series of debt securities will include:
•
our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

•
our default for 30 days or a different period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

•
our default for 90 days after notice or a different period specified in a supplemental indenture, which may be no period, in the observance or performance of any other covenants in the indenture; and

•
certain events involving our bankruptcy, insolvency or reorganization.

Supplemental indentures relating to particular series of debt securities may include other events of default.
Each current indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.
The indenture will provide that, if any event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be rescinded and past defaults may be waived by the holders of a majority in aggregate principal amount of the series of debt securities then outstanding.
The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations to be specified in the indenture.
A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture or Other Indentures
We and the trustee under the indenture may:
•
without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities or amend, modify or supplement the indenture, or any supplemental indenture, to make any change that does not materially adversely affect the rights of any holder of debt securities, provided that any amendment, modification or supplement that conforms the indenture or any supplemental indenture, as applied to any series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which such debt securities were initially sold shall be deemed not to adversely affect the rights of holders of debt securities;

•
with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under such indenture, modify the indenture or the rights of the holders of the debt securities generally; and

•
with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

However, we may not:
•
extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any other of our securities, without the consent of each holder of debt securities who will be affected; or

•
reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions
The indenture will provide that we may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.
Concerning the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. If the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate the conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with regard to that series or of exercising any trust or power conferred on the trustee with regard to the securities of that series. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill in their exercise, as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security satisfactory to the trustee.
Governing Law
The indenture, each supplemental indenture and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
Any prospectus supplement related to any particular units will describe, among other things:
•
the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•
if appropriate, any special U.S. federal income tax considerations applicable to the units; and

•
any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
We may sell securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. Our securities may be sold separately or together:
•
to or through one or more underwriters, brokers or dealers;

•
through agents;

•
directly to one or more purchasers; and/or

•
through a combination of any of these methods of sale.

We may directly solicit offers to purchase our securities, or agents may be designated to solicit such offers. We will, in the applicable prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may distribute our securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

We may also issue our securities to holders of certain of our outstanding debt, including, but not limited to, debt under our senior secured credit facilities and our first-priority senior secured notes, as consideration for the retirement of such debt.
The applicable prospectus supplement will set forth the terms of each offering, including:
•
the name or names of any underwriters, brokers, dealers, agents or investors who purchase the securities;

•
the purchase price of the securities being offered and the proceeds we will receive from the sale;

•
the amount of any compensation, discounts, commissions or fees to be received by the underwriters, brokers, dealers or agents;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any discounts or concessions allowed or reallowed or paid to dealers;

•
any securities exchanges on which such securities may be listed;

•
the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

the nature of any transaction by an underwriter, broker, dealer or agent during the offering that is intended to stabilize or maintain the market prices of the securities.
Offers to purchase our securities being offered by this prospectus may be solicited directly. In addition, agents to solicit offers to purchase our securities may be designated from time to time. Our securities being offered by this prospectus may be sold by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on NASDAQ, on any other existing trading market for our securities or to or through a market maker. Any agent involved in the offer or sale of our securities will be named in a prospectus supplement.

If a dealer is utilized in the sale of our securities being offered by this prospectus, our securities will be sold to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of our securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of our securities to the public. In connection with the sale of our securities, we or the purchasers of our securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
The applicable prospectus supplement will provide any compensation paid to underwriters, brokers, dealers or agents in connection with the offering of our securities and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, brokers, dealers and agents participating in the distribution of our securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. Agreements to indemnify underwriters, brokers, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof may be entered into. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the applicable prospectus supplement will comply with the prominent disclosure provisions of that rule.
To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involves the sale by persons participating in the offering of more of our securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Underwriters, brokers, dealers or agents may be authorized to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Derivative transactions may be entered into with third parties or our securities not covered by this prospectus may be sold to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell our securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use our securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use our securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, our securities may be otherwise loaned or pledged to a financial institution or other third party that in turn may sell our securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The underwriters, brokers, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

General Information
Any securities offered, other than our Common Stock which is listed on NASDAQ, will have no established trading market. We may elect to list any series of securities on an exchange and, in the case of our Common Stock, on any additional exchange but, unless otherwise specified in the applicable prospectus supplement and/or other offering materials, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of our securities.
The underwriters, brokers, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may provide the underwriters, brokers, dealers, agents and remarketing firms with indemnification against civil liabilities related to the offering of our securities, including liabilities under the Securities Act, or contribution with respect to payments that they may make with respect to these liabilities.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If the validity of any securities is also passed upon by counsel for the underwriters for an offering of those securities, such counsel will be named in the applicable prospectus supplement relating to that offering.
EXPERTS
The consolidated financial statements of Exela Technologies, Inc. and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2021, expresses an opinion that Exela Technologies, Inc. did not maintain effective internal control over financial reporting as of December 31, 2021 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states:
•
The Company did not design, implement and operate effective process-level control activities related to order-to-cash (including revenue, customer deposits, accounts receivable and deferred revenue) and leases. The deficiencies related to the order-to-cash process also resulted in ineffective general information technology controls due to an incomplete understanding of the risks associated with relevant information technology;

•
The Company did not sufficiently establish structures, reporting lines and appropriate authorities and responsibilities;

•
The Company did not sufficiently attract, develop and retain competent resources and hold them accountable for their internal control responsibilities;

•
Relevant and quality information to support the functioning of internal controls was not consistently generated or used by the Company to support the operation of internal controls; and

•
Internal communication of information necessary to support the functioning of internal control was not sufficient.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act applicable to U.S. domestic issuers and, as such, file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements on Schedule 14A and other information with the SEC. These reports and proxy statements are available free of charge through our website at www.exelatech.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference into, and are not considered part of, this prospectus and, as a result, you should not rely on any such information in making your decision whether to invest in our securities. In addition, our filings with the SEC are available on the SEC’s website at www.sec.gov that contains reports, proxy and other information regarding us and other issuers that file electronically with the SEC.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which constitutes part of such registration statement, does not contain all of the information set forth in such registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities offered by this prospectus, refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents which we have filed or will file with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus.
We incorporate by reference into this prospectus the documents listed below and all amendments or supplements we may file to such documents:
•
our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 16, 2022;

•
our Preliminary Proxy Statement on Schedule 14A, as filed with the SEC on March 24, 2022; and

•
our Current Reports on Form 8-K, as filed with the SEC on January 3, 2022, January 4, 2022, January 14, 2022, February 11, 2022, March 7, 2022, March 14, 2022 and March 17, 2022.

In addition, we incorporate by reference into this prospectus any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering. Notwithstanding the foregoing, no information is incorporated by reference into this prospectus or any applicable prospectus supplement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18 of the Exchange Act, unless we indicate in this prospectus or the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference into this prospectus or any applicable prospectus supplement.
We will furnish to you without charge a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents, upon written or oral request. Direct your written request to: Investor Relations, Exela Technologies, Inc., 2701 East Grauwyler Road, Irving, Texas 75061, or contact Investor Relations at (972) 821-5808.
A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any other subsequently filed document which is also incorporated by reference into this prospectus modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

$500,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

Prospectus

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Exela in connection with the distribution of the securities registered. All amounts shown are estimates, except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under such prospectus supplement.
Item	Amount To Be Paid
SEC registration fee	$46,350
Legal fees and expenses	50,000
Accounting fees and expenses	30,000
Printing expenses	20,000
Miscellaneous	10,000
Total	$156,350
Item 15. Indemnification of Directors and Officers.
The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s Certificate of Incorporation provides for this limitation of liability.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
The Registrant’s second amended and restated certificate of incorporation provides that its officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Registrant’s second amended and restated certificate of incorporation provides that the Registrant’s directors will not be personally liable for monetary damages to the Registrant for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or stockholders of the Registrant, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Delaware law or (iv) for any transaction from which the director derived an improper personal benefit.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s second amended and restated certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Item 16. Exhibits.
See Exhibit Index attached to this registration statement, which is incorporated by reference herein.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which this prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

INDEX TO EXHIBITS
Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement.
3.1(1)	Second Amended and Restated Certificate of Incorporation, dated July 12, 2017.
3.2(2)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, dated January 25, 2021.
3.3(3)	Second Amended and Restated Bylaws, dated November 6, 2019.
3.4(5)	Certificate of Amendment to Bylaws, dated October 11, 2021.
3.5(6)	Certificate of Amendment No. 2 to Bylaws, dated December 27, 2021.
4.1(4)	Specimen Common Stock Certificate.
4.2**	Form of Indenture.
4.3**	Form of Debt Security (included in Exhibit 4.2).
4.4*	Form of Certificate of Designation.
4.5*	Form of Preferred Stock Certificate.
4.6*	Form of Warrant Agreement.
4.7*	Specimen Warrant Certificate.
4.8*	Form of Unit Agreement.
4.9*	Specimen Unit Certificate.
5.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the validity of the securities being registered.
23.1**	Consent of KPMG LLP.
23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages hereto).
25.1*+	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture.
107	Calculation of Filing Fees Table

(1)
Incorporated by reference to the Current Report on Form 8-K filed with the SEC on July 18, 2017.

(2)
Incorporated by reference to the Current Report on Form 8-K filed with the SEC on January 25, 2021.

(3)
Incorporated by reference to the Quarterly Report on Form 10-Q filed with the SEC on November 12, 2019.

(4)
Incorporated by reference to Exhibit 4.2 to the Amendment No. 2 to the Registration Statement on Form S-1 filed with the SEC on December 11, 2014.

(5)
Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on October 12, 2021.

(6)
Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on December 27, 2021.

*
To be filed by amendment or supplement or pursuant to a report filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, if applicable and incorporated herein by reference.

**
Filed herewith.

+
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 28th day of March, 2022.
EXELA TECHONOLOGIES, INC.
By:
/s/ Ronald Cogburn

Name:
Ronald Cogburn

Title:
Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned directors and officers of Exela Technologies, Inc. hereby constitutes and appoints each of Ronald Cogburn and Shrikant Sortur, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Ronald Cogburn Ronald Cogburn	Chief Executive Officer (Principal Executive Officer) and Director	March 28, 2022
/s/ Shrikant Sortur Shrikant Sortur	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2022
/s/ Par Chadha Par Chadha	Chairman of the Board of Directors	March 28, 2022
/s/ Martin P. Akins Martin P. Akins	Director	March 28, 2022
/s/ Marc A. Beilinson Marc A. Beilinson	Director	March 28, 2022
/s/ Sharon Chadha Sharon Chadha	Director	March 28, 2022
/s/ J. Coley Clark J. Coley Clark	Director	March 28, 2022

Name	Title	Date
/s/ John H. Rexford John H. Rexford	Director	March 28, 2022
/s/ James G. Reynolds James G. Reynolds	Director	March 28, 2022
/s/ William L. Transier William L. Transier	Director	March 28, 2022